SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of earliest event reported: December 21, 2005


                                 MEMS USA, INC.
                       (Formerly Lumalite Holdings, Inc.)
                       ----------------------------------
               (Exact name of registrant as specified in charter)


          Nevada                        0-4846-3                 82-0288840
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(State or other jurisdiction          (Commission              (IRS employer
      of incorporation)               file number)           identification no.)


                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
                           --------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code (818) 735-4750

Item 1.01   Entry into a Material Definitive Agreement

      In December, 2005, MEMS USA, Inc., formed a Canadian corporation, Hearst Ethanol One, Inc., for the purpose of engineering, constructing and operating a biomass to ethanol plant.

      On December 21, 2005, Hearst Ethanol One, Inc., a Canadian Corporation ("Hearst"), which is majority owned (99.3%) and controlled by Registrant, and Villeneuve Construction Co. LTD., a Canadian Corporation ("Villeneuve"), entered into a written contract (the "Agreement") providing for the purchase by Hearst from Villeneuve of approximately 600 acres of real property located in the province of Ontario, Canada, together with the aggregate biomass located thereon (collectively, the "Property").

      Subject to the provisions of the Agreement, the purchase price for the Property will be the value of a ten point three percent (10.3%) interest in the common shares of Hearst which Villeneuve agreed to accept as consideration for the transfer of the Property.

      The closing of the transaction contemplated by the Agreement is contingent upon Hearst obtaining an easement through and on an adjacent parcel of real property owned by Villeneuve for rail access to the Property and upon another easement for a two way road for truck access to the Property. Hearst shall be responsible for all costs associated with obtaining these easements including legal fees, registration costs, costs of survey, and planning board application fees.

      The Agreement contains a representation and warranty by Villeneuve that the Property contains 1,500,000 wet tonnes of usable biomass. If there is not a minimum of 1,500,000 wet tonnes of usable biomass on the Property, Villeneuve shall source and supply the additional biomass required to make up the shortfall.

      Villeneuve shall have a right of first refusal regarding the work required for site preparation on the Property and at other sites where Villeneuve conducts business, and for the supply of usable biomass material required by Hearst in excess of the amounts provided for above. Villeneuve shall be entitled to repurchase the Property from Hearst by returning its stock interest in Hearst if construction of the ethanol plant proposed by Hearst is not commenced within 24 months of the closing of the purchase of the Property pursuant to the Agreement.

      Villeneuve shall deliver to Hearst fee simple title to the Property at the closing of the transaction. Hearst shall have until closing to investigate the Property's title, at its own expense, to satisfy itself that there is no breach of municipal or other governmental requirements affecting the Property and that its present use may be lawfully continued.

      The transaction contemplated by the Agreement shall be completed on or before May 1, 2006, on which date vacant possession of the Property will be provided by Villeneuve to Hearst.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MEMS USA, INC.



Date:  December 27, 2005                       By:  /s/ Richard W. York
                                                    --------------------------
                                                    Richard W. York, CFO